THE CHASE VISTA STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/06/00	Hewlett-Packard Company (HWP)7.15% due
		06/15/05 Mdy Aa2/S&P AA-

Shares            Price         Amount
200,000  	 $99.666     $199,332.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A	  0.35%		0.01333%	0.31333%
     Broker
Salomon Smith Barney, Inc.

Underwriters of Hewlett-Packard Company (HWP)7.15% due
06/15/05 Mdy Aa2/S&P AA-

U.S. Underwriters          	           Number of Shares
Credit Susse First Boston Corp.			637,500,000
Salomon Smith Barney, Inc.			637,500,000
Bear, Sterns & Co., Inc.			 52,500,000
Chase Securities, Inc.			         52,500,000
Goldman, Sachs Co.				 52,500,000
Morgan Stanley & Co., Inc.			 52,500,000
The Williams Capital Group, LP			 15,000,000
   Total				      1,500,000,000


THE CHASE VISTA STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
9/12/00		Conagra Foods, Inc. (CAG) 7.875% due
		09/15/10 Mdy Baa1/S&P BBB+

Shares       Price         Amount
180,000	    $99.674	  $179,413.20
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A	   0.650%      0.02400%		0.60000

     Broker
Merrill Lynch, Pierce, Fenner & Smith, Inc.

Underwriters of Conagra Foods Inc. (CAG) 7.875% due
09/15/10 Mdy Baa1/S&P BBB+

U.S. Underwriters              	               Number of Shares
Merrill Lynch, Pierce, Fenner & Smith, Inc.	    221,250,000
Chase Securities, Inc.			            187,500,000
Salomon Smith Barney, Inc.		            187,500,000
Banc of America Securities LLC		             26,250,000
Banc One Capital Markets, Inc.		             26,250,000
J.P. Morgan Securities, Inc.		             26,250,000
ABN AMRO, Inc.				              9,375,000
Deutsche Bank Securities, Inc.		              9,375,000
HSBC Securities (USA), Inc.		              9,375,000
Paribas Corp.				              9,375,000
RBC Dominion Securities			              9,375,000
Scotia Capital (USA), Inc.		              9,375,000
TD Securities (USA), Inc.		              9,375,000
Wachovia Securities, Inc.		              9,375,000
   Total                     		            750,000,000


THE CHASE VISTA STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
09/12/00	FleetBoston Corporation (FBF) 7.25% due
		09/15/05 Mdy A2/S&P A

Shares       Price         Amount
155,000	    $99.884	 $154,820.20

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A	    0.35%	0.01033%	0.28233%

     Broker
Salomon Smith Barney, Inc.

Underwriters of FleetBoston Corporation (FBF) 7.25% due
09/15/05 Mdy A2/S&P A

Underwriters     	                        Number of Shares
Chase Securities, Inc.				     600,000,000
Salomon Smith Barney, Inc.			     600,000,000
Banc of America Securities LLC			      54,000,000
Banc One Capital Markets, Inc.			      54,000,000
Credit Suisse First Boston Corp.		      54,000,000
Fleet Securities, Inc.				      54,000,000
J.P. Morgan Securities, Inc.			      54,000,000
Blaylock & Partners, LP				       7,500,000
Muriel Siebert & Co, Inc.			       7,500,000
Utendahl Capital Partners, LP			       7,500,000
The Williams Capital Group, LP			       7,500,000
   Total					   1,500,000,000